UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
DAY ONE BIOPHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Day One Biopharmaceuticals, Inc.
1800 Sierra Point Parkway, Suite 200
Brisbane, CA 94005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 11, 2025
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of Day One Biopharmaceuticals, Inc. (the “Company,” “Day One,” “we,” or “us”) will be held via a virtual meeting. You will be able to participate in the 2025 Annual Meeting and vote during the 2025 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/DAWN2025 on Monday, June 2, 2025 at 10:00 a.m. Pacific Time. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world, while also lowering costs and reducing environmental impact.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.
To elect two Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.	To approve on a non-binding advisory basis, the compensation of our named executive officers.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment, rescheduling or postponement thereof.
Only stockholders of record at the close of business on April 7, 2025 are entitled to receive notice of, and to vote at the meeting and any adjournments thereof. The 2025 Annual Meeting materials include this Notice of Internet Availability of Proxy Materials (“Notice”), the accompanying proxy statement and our Annual Report to stockholders, each of which has been furnished to you over the Internet or, if you have requested a paper copy of the materials, by mail.
For at least ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list on our website located at https://ir.dayonebio.com under “Contact IR” in the “Investor Resources” section. Your vote as a Day One Biopharmaceuticals, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our website located at https://ir.dayonebio.com under “Contact IR” in the “Investor Resources” section or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC, by email through their website at https://equiniti.com/us/ast-access/individuals and select GET HELP or by phone at (800) 937-5449 or (718) 921-8124. Whether or not you expect to attend the virtual meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Jeremy Bender Chief Executive Officer and President

Brisbane, California
April 11, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2025: THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE AT HTTP://WWW.PROXYVOTE.COM AND ON THE SEC WEBSITE AT WWW.SEC.GOV. YOU WILL NEED THE CONTROL NUMBER INCLUDED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM, OR INCLUDED IN THE E-MAIL TO YOU IF YOU RECEIVED THE PROXY MATERIALS BY E-MAIL, AS SUCH NUMBER WILL BE REQUIRED IN ORDER FOR STOCKHOLDERS TO GAIN ACCESS TO THE VIRTUAL MEETING.

DAY ONE BIOPHARMACEUTICALS, INC.

PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and our other Securities and Exchange Commission (“SEC”) filings, which are available on our website located at https://ir.dayonebio.com under “SEC Filings” in the “Financial Information” section and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this proxy statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement before voting.
Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR ALL NOMINEES” for this Proposal

ELECTION OF DIRECTORS

We are asking our stockholders to elect two Class I directors for a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our two nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors.”

Name	Age	Director Since
Natalie Holles	52	February 2021
Garry Nicholson	70	September 2022

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2025. Information regarding fees paid to PwC during 2024 and 2023 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”

PROPOSAL NO. 3			BOARD’S RECOMMENDATION “FOR” this Proposal

APPROVAL ON A NON-BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers. Additional information about the advisory vote on the compensation of our named executive officers can be found under the section titled “Proposal No. 3 Advisory Vote on the Compensation of Our Named Executive Officers.”

GOVERNANCE AND BOARD HIGHLIGHTS
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this proxy statement.

INDEPENDENT BOARD AND LEADERSHIP PRACTICES
•	Majority of directors are independent (8 out of 9 current directors)
•	Board of directors leadership structure where the chairperson and Chief Executive Officer positions are held by two different individuals and the chairperson is an independent director
•	All committees of the board of directors are composed of independent directors
•
Board of directors is focused on enhancing breadth and refreshment, evaluating the composition of the board of directors, taking into account the characteristics and qualifications of existing directors, tenure, potential director departures and the Company’s evolving strategic objectives

•	Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas
•	Our nominating and corporate governance committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters
•	Independent directors conduct regular executive sessions
•	Directors maintain open communication and strong working relationships among themselves and have regular access to management
•	Board of directors has related party transaction standards for any direct or indirect involvement of a director in the Company’s business activities

Day One Biopharmaceuticals, Inc.
1800 Sierra Point Parkway, Suite 200
Brisbane, CA 94005
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

APRIL 11, 2025
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Day One Biopharmaceuticals, Inc. for use at our 2025 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/DAWN2025 on Monday, June 2, 2025 at 10:00 a.m. Pacific Time, and any adjournment, rescheduling or postponement thereof. The Notice and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 11, 2025. Our Annual Report for the fiscal year ended December 31, 2024 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Day One Biopharmaceuticals, Inc. as “the Company,” “Day One,” “we” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format improves access for stockholders to attend and participate fully and equally in the Annual Meeting because they can join with any Internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders regardless of size, resources, or physical location, saves us and stockholders time and money, and reduces our environmental impact.
Record Date; Quorum
Only holders of record of our common stock at the close of business on April 7, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 101,353,781 shares of common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 2,227,732 shares of common stock at the Annual Meeting, or approximately 2.2% of the voting power of the shares of our common stock outstanding on such date. For at least ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting. Stockholders can request the list of stockholders through our website located at https://ir.dayonebio.com under “Contact IR” in the “Investor Resources” section.
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.

Participating in the Annual Meeting
•	Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/DAWN2025.
•	You may log in to the meeting platform beginning at 9:45 a.m. Pacific Time on June 2, 2025. The meeting will begin promptly at 10:00 a.m. Pacific Time.
•	You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/DAWN2025.
•	Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•
If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/DAWN2025, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of Day One, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting).

•
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/DAWN2025. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting (“Proposal No. 1”) receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2025 (“Proposal No. 2”)

will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers (“Proposal No. 3”) will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Under the Delaware General Corporation Law (“DGCL”), abstentions (shares present at the Annual Meeting and marked “ABSTAIN”) and “WITHHOLD AUTHORITY” votes are counted for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions and proxies marked “WITHHOLD AUTHORITY” will have no effect on Proposal No. 1, Proposal No. 2 or Proposal No. 3.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote on shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on the outcome of Proposal No. 1, Proposal No. 2 or Proposal No. 3.
Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our board of directors recommends that you vote “FOR ALL NOMINEES” of the Class I directors named in this Proxy Statement, “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2025 and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than with respect to Proposal No. 1 and Proposal No. 3.
Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote via the virtual meeting website-any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/DAWN2025, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/DAWN2025.
You may vote by telephone or through the Internet-in order to do so, please follow the instructions shown on your proxy card.
You may vote by mail-if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 1, 2025. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet; or
•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on our website located at https://ir.dayonebio.com under “Documents & charters” in the “Corporate Governance” section. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.
Board of Directors and Committee Self-Evaluations
Our board of directors is committed to a robust self-evaluation process designed for continuous improvement. As part of this process, our board of directors conducts an annual self-assessment of the performance of the board of directors and its committees, their own performance, and the performance of fellow members of the board of directors. Results from such assessment are aggregated and shared and discussed with our nominating and corporate governance committee and board of directors.
Our board evaluation process is used:
•
by our board of directors and nominating and corporate governance committee to assess the current composition of our board of directors and its committees and make recommendations for the qualifications, expertise, and characteristics we should seek in identifying potential new directors;

•
by our board of directors and nominating and corporate governance committee to identify the strengths and areas of opportunity of each member of our board of directors and to provide insight into how each member of our board of directors can be most valuable;

•	to improve agenda topics of the board of directors and its committees so that information they receive enables them to effectively address the issues they consider most critical; and
•
by our nominating and corporate governance committee as part of its annual review of each director’s performance when considering whether to nominate the director for re-election to the board of directors.

Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: presiding at executive sessions of independent directors, serving as a liaison between the chairperson and the independent directors, consulting with the chairperson regarding the information sent to our board of directors in connection with its meetings, having the authority to call meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders, and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it should maintain flexibility to select the chairperson of our board of directors and adjust our board leadership structure from time to time. The positions of Chief Executive Officer and chair of our board of directors are currently held by two different individuals (Jeremy Bender and Garry Nicholson, respectively). Jeremy Bender has served as our Chief Executive Officer since September 2020 and Garry Nicholson as the chair of our board of directors since September 2022. This structure allows our Chief Executive Officer to focus on our day-to-day business while our chair leads our board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors believes that Mr. Nicholson’s strategic vision for our business and deep knowledge of our industry make him well qualified to serve as chair of our board of directors. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices. Any changes to the leadership structure of our board of directors, if made will be promptly disclosed on the “Investors & Media” portion of our website and disclosed in the applicable proxy materials. Our board of directors, in its sole discretion, may seek input from our stockholders on the leadership structure of the board of directors.
Our Board of Directors’ Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include both short-term and long-term competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management.
Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee evaluates our major compensation-related risk exposure and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Cybersecurity Risk Oversight
Securing the information of participants in our studies, medical professionals, team members, and other third parties is important to us. Moreover, our board of directors recognizes the critical importance of maintaining the trust and confidence of our patients, investors, business partners and employees. We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at our company plays a part in managing these risks, oversight responsibility is shared by our board of directors, our audit committee, and management. Further, on an annual basis, our board of directors and the audit committee discuss our approach to cybersecurity risk management with members of the Data Privacy and Security Committee, which includes our Chief Executive Officer, Chief Operating and Financial Officer, General Counsel and Head of Information Technology.
Independence of Directors
The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that independent directors constitute a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that each of our directors continuing in their role after the Annual Meeting other than Dr. Bender are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available without charge on our website, located at https://ir.dayonebio.com under “Documents & charters” in the “Corporate Governance” section. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is composed of Scott Garland, Michael Gladstone and Saira Ramasastry. Following the Annual Meeting, our audit committee will be composed of Habib Dable, Scott Garland and Saira Ramasastry. Ms. Ramasastry is the chair of our audit committee. The members of our audit committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Ms. Ramasastry is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on other members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:
•	selecting and hiring our independent registered public accounting firm;
•	the qualifications, independence and performance of our independent auditors;
•	the preparation of the audit committee report to be included in our annual proxy statement;
•	our compliance with legal and regulatory requirements;
•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our consolidated financial statements;
•	our controls and procedures for mitigating cybersecurity and other information technology risks, including our plans to respond to data breaches; and
•	reviewing and approving related-person transactions.

Compensation Committee
Our compensation committee is composed of Natalie Holles, William Grossman and Garry Nicholson. Ms. Holles is the chair of our compensation committee. The members of our compensation committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee is responsible for, among other things:
•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and recommending non-employee director compensation arrangements for determination by our board of directors;
•	the preparation of the compensation committee report to be included in our annual proxy statement;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
Our board of directors has also established an equity granting committee that is composed of our Chief Executive Officer to make ordinary course equity awards grants to employees that are not our executive officers or non-employee directors, subject to certain limitations on the equity grant amounts per grantee and aggregate grant amounts.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Garry Nicholson, John Josey and Habib Dable. Dr. Josey is the chair of our nominating and corporate governance committee. The members of our nominating and corporate governance committee meet the independence requirements under Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•	identifying, considering and recommending candidates for membership on our board of directors;
•	developing and recommending corporate governance guidelines and policies for the company;
•	overseeing the evaluation our board of directors and its committees;
•	advising our board of directors on corporate governance matters;
•	assisting our board of directors in overseeing and advising the board of directors on any related matters required by the federal securities laws; and
•	assisting the board of directors in overseeing any company program relating to corporate responsibility and sustainability.
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee during the year ended December 31, 2024 included Dr. Grossman, Mr. Nicholson, Ms. Holles and Dr. Becker. None of the members of the compensation committee in fiscal year 2024 was at any time during fiscal year 2024 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal year 2024, none of our executive officers served on the board of directors or compensation committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
Anti-Hedging
We have adopted an Insider Trading Policy that applies to all of our directors, officers, employees and our extended workforce, including our Chief Executive Officer and other executive officers. Among other prohibited activities, the Insider Trading Policy prohibits individuals from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds in a manner that could be interpreted as hedging.

Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal year 2024, our board of directors met ten times, the audit committee met four times, the compensation committee met five times and the nominating and corporate governance committee met four times. During fiscal year 2024, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Seven of the ten of the then-current members of our board of directors were present at our 2024 annual meeting of stockholders.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our chair of the board of directors, currently Mr. Nicholson, is the presiding director at these meetings.
Communication with Directors
Stockholders or other interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Secretary.
All communications are reviewed by the Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Day One Biopharmaceuticals, Inc.
c/o Secretary
1800 Sierra Point Parkway
Suite 200
Brisbane, California 94005
Code of Business Conduct and Ethics
Our board of directors has adopted a written, comprehensive Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers, employees, consultants and contractors. All such individuals are trained in and affirm compliance with our comprehensive Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available without charge on our website, located at https://ir.dayonebio.com under “Documents & charters” in the “Corporate Governance” section. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.
Corporate Responsibility and Sustainability
We believe that corporate social responsibility (“CSR”) initiatives are important to our business and to creating sustainable value for our stockholders and wider stakeholder group. Our board of directors and management are committed to these initiatives and believe these efforts will benefit our employees, partners, and the communities in which we operate.

Social and Ethical Practices
We believe that CSR initiatives are important to our business and to creating sustainable value for our stockholders and wider stakeholder group. Our board of directors and management are committed to these initiatives in order to create and maintain an inclusive and safe work environment where our employees can bring their best selves to work each day. As part of our CSR initiatives, we made an active decision to pursue opportunities for learning and engagement that bring people from different backgrounds together into conversation. Our commitment to our employees extends through our recruitment, retention, learning, engagement, community partnerships and competitive pay and benefits. Social and Ethical CSR highlights include:
•
Company culture. Building a team of individuals from different backgrounds and with different experiences that functions in an inclusive environment is critical to our success as a global company. We seek to recruit, develop, and retain the most talented people from a diverse candidate pool. Day One is committed to providing an environment of mutual respect where equal employment opportunities are available to all applicants. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and are required to attend biennial training to help prevent, identify, report and stop any type of discrimination and harassment. All recruitment, hiring, development, training, compensation and advancement at our company is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.

•
Competitive pay and benefits. Drug development is a complex endeavor which requires deep expertise and experience across a broad array of disciplines. Biotechnology and pharmaceutical companies, both large and small, compete for a limited number of qualified applicants to fill specialized positions. We monitor our compensation programs closely and provide what we consider to be a very competitive mix of compensation, insurance and wellness benefits for all our employees, as well as participation in our equity and enhanced maternity and paternity programs. To attract qualified applicants, we offer a total rewards package consisting of base salary and cash target bonus, a comprehensive benefits package and equity compensation for all full-time employees. Bonus opportunity and equity compensation increase as a percentage of total compensation based on level of responsibility. Actual bonus payout is based on company and individual performance.

•
Employee development and training. We focus on attracting, retaining and cultivating talented individuals. We emphasize employee development and training by providing access to a wide range of online and instructor-led development and continual learning programs. Employees are encouraged to attend scientific, clinical and technological meetings and conferences and have access to broad resources they need to be successful.

Governance
We are committed to corporate governance policies and practices demonstrating the highest standards of business ethics. We have procedures in place to help ensure compliance with governmental regulations. We review industry trends and best practices so we can continue to foster an environment centered around accountability. Governance CSR highlights include:
•
Board of Directors Oversight. Our board of directors recognizes the critical importance of our team and the necessity to ensure a diverse and inclusive work environment. Our board of directors discusses with management issues impacting our employees.

•	Nominating and Corporate Governance Charter Expansion. The responsibilities of our nominating and corporate governance committee include oversight of our corporate social responsibility programs.
•
Code of Business Conduct and Ethics Training Compliance. All employees and members of the board of directors are trained in and affirm compliance with our comprehensive Code of Business Conduct and Ethics.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a varied, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. Although our board of directors does not establish specific goals with respect to diversity, we seek to achieve a mix of members to our board of directors that represent varying backgrounds and experiences, including with respect to age, gender, race, ethnicity, and occupation.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory rules and the Nasdaq listing requirements and the provisions of our restated certificate of incorporation, amended and restated bylaws, Corporate Governance Guidelines, and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects varied business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2026 and 2027, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and length of service on our board of directors as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Natalie Holles(1)	52	Director	February 2021
Garry Nicholson(1)(2)	70	Director	September 2022

(1)	Member of the compensation committee.
(2)	Member of the nominating and corporate governance committee.
Natalie Holles has served as a member of our board of directors since February 2021. Since August 2021, she has served as the Chief Executive Officer of Third Harmonic Bio. From January 2020 through March 2021, she served as President and Chief Executive Officer at Audentes Therapeutics, Inc., a biotechnology company focused on genetic medicines, from January 2020 through March 2021, and prior to that served as their President and Chief Operating Officer beginning in May 2018 and Senior Vice President, Chief Operating Officer beginning in August 2015. Previously, Ms. Holles served as Senior Vice President, Corporate Development at Hyperion Therapeutics, Inc., a rare disease pharmaceutical company, from June 2013 through its acquisition by Horizon Pharma, plc in May 2015. From August 2012 until June 2013, Ms. Holles served as the Executive Vice President, Corporate Development at Immune Design, Inc., an immunotherapy company, and from December 2010 to June 2013, Ms. Holles served as an independent life sciences corporate development consultant. Earlier in her career, Ms. Holles served as the Vice President, Business Development at KAI Pharmaceuticals, Inc., which was acquired by Amgen in 2012, and previously held corporate development and commercial roles at InterMune, Inc (acquired by Roche) and Genentech, Inc. Ms. Holles also served on the board of directors of Rubius Therapeutics, Inc., a biopharmaceutical company, from March 2019 to August 2022 and Allakos Inc., a biotechnology company, from December 2020 to July 2021. Ms. Holles holds a B.A. in Human Biology from Stanford University and an M.A. in Molecular, Cellular and Developmental Biology from the University of Colorado, Boulder, where she was a Howard Hughes Medical Institute Predoctoral Fellow. We believe Ms. Holles is qualified to serve on our board of directors because of her extensive operational and business development experience.
Garry Nicholson has served as member of our board of directors since September 2022. From August 2015 to October 2016 he served as President and Chief Executive Officer of XTuit Pharmaceuticals, Inc., where he was also a member of the board of directors. Mr. Nicholson joined Pfizer, Inc. in May 2008 to lead the global oncology franchise, finishing his career there as President, Pfizer Oncology in April 2015. During his tenure at Pfizer, Mr. Nicholson served on the board of directors of the Pfizer Foundation and was a member of the company’s Portfolio, Strategy and Investment Committee, which set corporate research and development priorities and investment strategy. Prior to joining Pfizer, Mr. Nicholson worked at Eli Lilly where he held roles of increasing responsibility, most recently as the Global Oncology Platform Leader. Mr. Nicholson served as Chair of the Board of Directors of G1 Therapeutics, Inc., beginning in June 2019 and as a director from September 2018 until it was acquired by Pharmacosmos in 2024. Mr. Nicholson currently serves as the chairman of the board of directors of Abdera Therapeutics, a private biopharmaceutical company since October 2022. He is also currently a member of the board of directors of TScan Therapeutics, a biotechnology company, since 2024 and Avenzo Therapeutics, a biopharmaceutical company, since October 2024. From March 2020 to September 2023, Mr. Nicholson served on the board of directors of NextCure, Inc., a public biopharmaceutical company. From May 2017 to February 2021, Mr. Nicholson was a member of the board of directors of Five Prime Therapeutics, Inc. which was a public company until it was acquired by Amgen, and he previously served as a member of the board of directors of Tesaro, Inc., which was a public company until it was acquired by GlaxoSmithKline plc. Mr. Nicholson was also a member of the board of directors of Turning Point Therapeutics, Inc. from January 2020 to June 2022, which was a public company until it was acquired by Bristol Myers Squibb and a board member of SQZ Biotechnologies Company, a biotechnology company, from December 2015 to March 2020. Mr. Nicholson received a B.S. in Pharmacy from the University of North Carolina at Chapel Hill and an M.B.A. from the University of South Carolina. We believe Mr. Nicholson is qualified to serve on our board of directors because of his extensive leadership history as well as broad experience within the biopharmaceutical industry.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our board of directors as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Scott Garland(1)	56	Director	August 2021
William Grossman(2)	55	Director	January 2024
John Josey, Ph.D., M.B.A.(3)	64	Director	September 2020
Class III Directors:
Jeremy Bender, Ph.D., M.B.A.	53	Director	September 2020
Habib Dable, M.B.A.(3)	55	Director	January 2024
Saira Ramasastry, M.S., M.Phil(1)	49	Director	March 2021

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
Scott Garland has served as a member of our board of directors since August 2021. Scott was Chief Executive Officer of PACT Pharma, an immune-oncology company, from March 2021 to February 2023. Prior to joining PACT, Mr. Garland was President, CEO and a member of the board of Portola Pharmaceuticals prior to its merger with Alexion Pharmaceuticals, Inc. in July 2020. Prior to Portola, Mr. Garland served as President of Relypsa Inc., a biopharmaceutical company, from April 2017 to October 2018, and as Senior Vice President and Chief Commercial Officer from November 2014 to April 2017. From October 2011 to October 2014, Mr. Garland served as Executive Vice President and Chief Commercial Officer of Exelixis, Inc., a biopharmaceutical company focused on developing and commercializing cancer treatments. From April 2002 to October 2011, Mr. Garland held positions at Genentech, Inc., a biopharmaceutical company, most recently serving as Vice President of Genentech’s Avastin® franchise, where he led the U.S. sales and marketing efforts for the drug. Prior to that position, he served as Vice President, Hematology Marketing and Sales, overseeing the Rituxan® franchise and as a Marketing Director on the Tarceva® franchise. From July 1997 to April 2002, Mr. Garland held several positions within the sales and marketing division of Amgen, Inc., a biotechnology company, and from July 1991 to July 1995, he served as a professional sales representative at Merck & Co., Inc, a biopharmaceutical company. Mr. Garland serves on the board of directors of ALX Oncology since November 2022, Olema Oncology since October 2023, and LB Pharma since March 2024. Mr. Garland previously served on the boards of directors of Karyopharm Therapeutics, Inc., from November 2014 to June 2020 and Calithera Biosciences, from July 2020 to December 2023. Mr. Garland holds an M.B.A. from Duke University’s Fuqua School of Business and a B.S. from California Polytechnic University (San Luis Obispo). We believe Mr. Garland is qualified to serve on our board of directors because of his experience in the biopharmaceutical industry and his commercial and executive leadership experience.
William Grossman, M.D., Ph.D., has served as a member of our board of directors since January 2024. Dr. Grossman currently serves as Co-Founder and Head of Research & Development of Oncko, Inc., a pharmaceutical drug development company, since November 2024. He is also the Founder of Grossman Biotech & Pharma Consulting, LLC, a consulting firm which offers fractional CMO services to biotechnology and venture capital/private equity organizations, since February 2019. Previously, he served as Senior Vice President and Oncology Therapeutic Area Head of Clinical Development at Gilead Sciences, Inc., a biopharmaceutical company, from August 2021 to August 2024. Prior to that, he held Chief Medical Officer roles at Arcus Biosciences from April 2019 to August 2021 and Bellicum Pharmaceuticals, Inc. from February 2018 to April 2019. He has held additional leadership roles at Merck, Baxter, Biothera, AbbVie and Genentech/Roche between 2008 and 2018. He also served at the Children’s Hospital of Wisconsin/Medical College of Wisconsin as Founder and Medical Director of the Clinical Immunodiagnostic and Research Laboratory, Professor for Microbiology and Genetics and Director of the Bone Marrow Transplant Division for the Immunodeficiency Transplant Program from 2004 to 2008. Mr. Grossman received his M.D. and Ph.D. in Immunology from Washington University School of Medicine’s Medical Scientist Training Program and completed his medical and post-doctoral training in the Divisions of Pediatrics and Medicine at Washington University School of Medicine. We believe Dr. Grossman is qualified to serve on our board of directors because of his medical training and extensive leadership experience in the biotechnology industry.
John Josey, Ph.D., M.B.A. has served as a member of our board of directors since September 2020. He has been a Venture Partner with The Column Group since March 2020. He previously served as President and Chief Executive Officer, and as a member of the board of directors of Peloton Therapeutics, a biotechnology company focused on oncology drug discovery and development, from August 2013 until its acquisition by Merck in July 2019. Further, from June 1998 to August 2011, Dr. Josey served in various positions of leadership at Array Biopharma, a biotechnology company, including as the Vice President of Discovery Chemistry. Dr. Josey’s previous experience within the biotechnology industry also includes serving as a scientist at Amgen, Inc. and the Glaxo Research Institute. Dr. Josey currently serves on the board of directors for the nonprofit organization VHL Alliance and Nura Bio, Inc., a biotechnology company. Dr. Josey currently serves on the board of directors of biotechnology companies Tortugas Neurosciences, Inc., since April 2025, Atavisk Bio, Inc., since January 2022 and Circle Pharma, Inc., since May 2020. Dr. Josey received a B.S. in chemistry from Colorado State University, an M.B.A. from the University of Colorado and a Ph.D. in organic chemistry from the University of Texas at Austin. He was a Damon Runyon-Walter Winchell postdoctoral fellow at the California Institute of Technology. We believe Dr. Josey is qualified to serve on our board of directors because of his operational perspective and his broad experience within the biotechnology industry, particularly in the area of drug discovery and development.
Jeremy Bender, Ph.D., M.B.A. has served as our Chief Executive Officer, President and a member of our board of directors since September 2020. Prior to joining Day One, Dr. Bender was Vice President of Corporate Development at Gilead Sciences, a pharmaceutical company, from March 2018 to September 2020. Prior to that, he was Chief Operating Officer of Tizona Therapeutics from July 2015 to March 2018 and Chief Business Officer of Sutro Biopharma, a biotechnology company specializing in cancer and autoimmune therapeutics, from October 2012 to July 2015. Prior to joining Sutro Biopharma, he was Vice President of Corporate Development at Allos Therapeutics, a biotechnology company focused on cancer treatments, from January 2006 to September 2012. Dr. Bender began his career in the life sciences practice at Boston Consulting Group, a management consulting company. Dr. Bender also sits on the board of Mereo BioPharma Group plc, a biotechnology company, since October 2020 as an independent board member. From October 2023 to June 2024, Dr. Bender also served as a director of Fusion Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Bender holds a B.S. in Biological Sciences from Stanford University, a Ph.D. in Microbiology and Immunology from the University of Colorado, and an M.B.A. from the MIT Sloan School of Management. We believe that Dr. Bender’s experience as our Chief Executive Officer and President and history of leadership in the biopharmaceutical field qualifies him to serve on our board of directors.
Habib Dable, has served as a member of our board of directors since January 2024. Mr. Dable serves as a part-time Venture Partner at RA Capital Management, L.P., a multi-stage investment management firm that invests in public and private healthcare and life science companies, since April 2022 and previously served as President and Chief Executive Officer of Acceleron Pharma Inc., a biopharmaceutical company, from December 2016 to November 2021, when it was acquired by Merck. Prior to joining Acceleron in 2016, Mr. Dable served as President of U.S. Pharmaceuticals at Bayer AG. During his 22-year tenure there, Mr. Dable held positions of increasing responsibility.

In addition to President of U.S. Pharmaceuticals, he also served as Executive Vice President, Global Head Specialty Medicine; Vice President, Ophthalmology, Global Launch Team Head, EYLEA®, Global Head, Neurology and Ophthalmology and Vice President, Regional Head, Hematology and Cardiology. Mr. Dable’s earlier experience at Bayer AG includes various strategic and commercial positions in the USA, Japan and Canada. Mr. Dable has also served on the board of directors of Aerovate Therapeutics, Inc., PepGen Inc. and Blueprint Medicines Corp. since July 2023, September 2022 and June 2022, respectively. Mr. Dable received a B.B.A. and M.B.A. from the University of New Brunswick in Canada. We believe Mr. Dable is qualified to serve on our board of directors because of his extensive operational and commercial experience in the biotechnology industry.
Saira Ramasastry, M.S., M.Phil. has served as a member of our board of directors since March 2021. Ms. Ramasastry is the Managing Partner of Life Sciences Advisory, LLC, since April 2009, a company that she founded to provide strategic advice, business development solutions and innovative financing strategies for the life sciences industry. From August 1999 to March 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Co., Inc. where she helped establish the biotechnology practice and was responsible for origination of mergers and acquisitions, strategic and capital markets transactions. Prior to joining Merrill Lynch she served as a financial analyst in the mergers and acquisitions group at Wasserstein Perella & Co., an investment banking firm, from July 1997 to September 1998. Ms. Ramasastry has served on the boards of directors of Vir Biotechnology, Inc., since September 2019, Glenmark Pharmaceuticals, Ltd., since April 2019, and Mirum Pharmaceuticals, Inc., since June 2022. Ms. Ramasastry previously served on the board of directors of Akouos, Inc. from 2020 until it was acquired by Eli Lilly & Company in December 2022, Sangamo Therapeutics from June 2012 until May 2022 and Cassava Sciences, Inc., (f/k/a Pain Therapeutics, Inc.), a drug development company, from February 2013 until June 2020. Ms. Ramasastry received her B.A. in Economics with honors and distinction and an M.S. in Management Science and Engineering from Stanford University, as well as an M. Phil. in Management Studies from the University of Cambridge where she is a guest lecturer for the Bioscience Enterprise Programme. Ms. Ramasastry is also a Health Innovator Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network. We believe Ms. Ramasastry is qualified to serve on our board of directors because of her extensive experience within the biotechnology industry and her operational and business development experience.
There are no family relationships among our directors and executive officers.
Director Compensation
The following table provides information for the year ended December 31, 2024 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2024, other than Dr. Bender, our Chief Executive Officer. Dr. Bender is not included in the table below, as he is an employee and receives no compensation for his service as director. The compensation received by Dr. Bender as an employee is shown in the “Executive Compensation-Summary Compensation Table” below. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses (other than customary expenses in connection with the attendance of meetings of our board of directors).

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)(4)	Total ($)
Daniel Becker, M.D., Ph.D.(1)	18,736	—	18,736
Habib Dable	43,722	866,300	910,022
Scott Garland	51,750	278,600	330,350
Michael Gladstone.(2)	51,750	278,600	330,350
William Grossman	45,597	866,300	911,897
Natalie Holles	59,250	278,600	337,850
John Josey, Ph.D., M.B.A.	53,625	278,600	332,225
Garry Nicholson	84,875	278,600	363,475
Saira Ramasastry, M.S., M.Phil.	61,750	278,600	340,350

(1)	Dr. Becker was not nominated for re-election at our 2024 annual meeting of stockholders and ceased serving on our board of directors effective May 23, 2024.
(2)	Mr. Gladstone was not nominated for re-election to our board of directors at the Annual Meeting.
(3)	The amounts reported represent the grant date fair value of the option awards granted to our non-employee directors in the year ended

December 31, 2024 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”). The assumptions used in calculating the grant date fair value of the stock awards reported in the Option Awards column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(4)	For information regarding the number of stock option awards and restricted stock awards held by each non-employee director as of December 31, 2024, see the table below:

Name	Shares Underlying Option Awards Held as of December 31, 2024	Shares Underlying Stock Awards Held as of December 31, 2024
Habib Dable	98,996	—
Scott Garland	146,607	—
Michael Gladstone(1)	161,535	—
William Grossman	98,996	—
Natalie Holles	178,835	57,310
John Josey, Ph.D., M.B.A.	162,716	65,292
Garry Nicholson	103,735	—
Saira Ramasastry, M.S., M.Phil.	186,116	40,485

(1)	Mr. Gladstone has not been nominated for re-election to our board of directors at the Annual Meeting.
Non-Employee Director Compensation Arrangements
Our compensation arrangements for non-employee directors are reviewed and approved periodically by our compensation committee and board of directors.
Non-Employee Director Equity Compensation
Initial appointment option grant
Each non-employee director who is elected or appointed to our board of directors will be automatically granted options under our 2021 Equity Incentive Plan with an aggregate value of up to $624,000 (unless otherwise determined by our board of directors) calculated in accordance with ASC 718. This initial award shall vest as to 1/36th of the total shares on each monthly anniversary of the initial award grant date, in each case, subject to the non-employee director’s continued service on each applicable vesting date.
This initial award shall accelerate in full upon the consummation of a “corporate transaction” (as defined in the 2021 Equity Incentive Plan), subject to the applicable non-employee director’s continued service as-of immediately prior to such corporate transaction.
Annual option grant
Under the non-employee director compensation policy, on the date of each annual meeting of our stockholders (commencing with this Annual Meeting), each non-employee director serving on our board of directors prior to the annual meeting, and who will continue to serve on our board of directors following the annual meeting, will receive a grant of options under the 2021 Equity Incentive Plan with an aggregate value of up to $312,000 calculated in accordance with ASC 718.
This annual award shall vest as to 1/12th of the total shares on each monthly anniversary of the grant date, in each case, subject to the non-employee director’s continued service on each applicable vesting date.
This annual award shall accelerate in full upon the consummation of a “corporate transaction” (as defined in the 2021 Equity Incentive Plan), subject to the applicable non-employee director’s continued service as-of immediately prior to such corporate transaction.
Non-Employee Director Cash Compensation
Each non-employee director will be entitled to receive an annual cash retainer paid quarterly in arrears and pro-rated for partial quarters served, for service on the board of directors. Each non-employee director is also entitled to additional annual cash compensation for committee membership. Chairs of our committees receive the cash compensation designated below for chairs in lieu of the non-chair member cash compensation. For information about the cash compensation policy for non-employee directors prior to May 2024, please see our definitive proxy statement for the fiscal year ended December 31, 2024 filed with the SEC on April 5, 2024.

The board of directors approved the following retainer amounts in May 2024, effective July 2024.
•	Annual cash retainer: $43,500
•	Board of director non-executive chair: $32,500
•	Audit committee chair: $20,000;
•	Audit committee member: $10,000;
•	Compensation committee chair: $15,000;
•	Compensation committee member: $7,500;
•	Nominating and corporate governance committee chair: $10,000; and
•	Nominating and corporate governance committee member: $5,000.
Required Vote
The Class I directors will be elected by a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In other words, the two nominees receiving the highest number of “FOR” votes will be elected as Class I directors. You may vote (i) “FOR ALL NOMINEES” (ii) “WITHHOLD AUTHORITY FOR ALL NOMINEES” for each director nominee or (iii) “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Natalie Holles and Garry Nicholson, “WITHHOLD” votes and broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our audit committee has selected PwC as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2025 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that PwC is not ratified by our stockholders, the audit committee will review its future selection of PwC as our independent registered public accounting firm.
We expect representatives of PwC to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. We do not expect representatives of Ernst & Young LLP (“EY”), our former independent registered public accounting firm, to be present at the Annual Meeting and, therefore, they will not make a statement or address questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PwC will periodically rotate, the individuals who are responsible for our audit.
The following table depicts the fees for services provided by PwC during the fiscal year ended December 31, 2024 and 2023.

Fees Billed to Day One	Fiscal Year Ended 2024(1)	Fiscal Year Ended 2023(1)
Audit Fees(2)	$1,703,532	$966,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(3)	$2,000	$2,000
Total Fees	$1,705,532	$968,000

(1)	Represents fees billed by PwC for the year ended December 31, 2024 and December 31, 2023.
(2)
Represents fees for professional services provided in connection with the audit of our financial statements, the review of our quarterly financial statements, registration statements and audit services provided in connection with other regulatory filings for the year ended December 31, 2024. Represents fees for professional services provided in connection with the audit of our financial statements for the year ended December 31, 2023.

(3)	All other fees represent fees for access to the PwC online publications databases.
There were no fees for services outside of the audit fees or other fees paid to PwC described above during 2024 and 2023.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.

Changes in Independent Registered Public Accounting Firm
On November 10, 2023, our audit committee dismissed EY as our independent registered public accounting firm. The dismissal was not related to any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to dismiss EY as our independent registered public accounting firm was at the direction of and approved by our audit committee.
Other than as described below, the reports of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through November 10, 2023, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through November 10, 2023, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
We previously provided EY with a copy of the above disclosures as included in our Form 8-K filed with the SEC on November 15, 2023, and requested EY to furnish us with a letter addressed to the SEC stating whether EY agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated November 15, 2023, is attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.
On November 15, 2023, our audit committee approved the engagement of PwC as our independent registered public accounting firm for the fiscal year ended December 31, 2023. During our two most recent fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through November 10, 2023, neither we nor anyone acting on our behalf consulted with PwC regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Required Vote
Ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative “FOR” vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal and are voted for or against the proposal. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The principal purpose of our audit committee is to assist our board of directors in its general oversight of our accounting practices, system of internal controls, audit processes, and financial reporting processes. Our audit committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. Our audit committee’s function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm for the year ended December 31, 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with our management and PwC our audited consolidated financial statements for the year ended December 31, 2024. Our audit committee has also discussed with PwC the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.
Our audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with PwC its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
Saira Ramasastry, Chair
Scott Garland
Michael Gladstone

PROPOSAL NO. 3
VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which are responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Required Vote
The approval, on an advisory basis, of the compensation of our named executive officers will be obtained if the number of votes “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 20, 2025, by:
•	each of our named executive officers;
•	each of our directors or director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 101,353,781 shares of common stock outstanding as of March 20, 2025. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 20, 2025 or restricted stock units (“RSUs”) that may vest and settle within 60 days of March 20, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is 1800 Sierra Point Parkway, Suite 200, Brisbane, California 94005.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (#)	Percent (%)
Directors and Named Executive Officers:
Jeremy Bender, Ph.D., M.B.A.(1)	3,800,495	3.7%
Samuel Blackman, M.D., Ph.D.(2)	2,436,782	2.4%
Charles York II, M.B.A.(3)	1,022,749	1.0%
Adam Dubow(4)	334,804	*
John A. Josey, Ph.D., M.B.A.(5)	232,313	*
Natalie Holles(6)	233,450	*
Saira Ramasastry, M.S., M.Phil.(7)	223,906	*
Michael Gladstone(8)	158,840	*
Scott Garland(9)	143,912	*
Garry Nicholson(10)	101,040	*
Habib Dable(11)	59,261	*
William Grossman(12)	59,261	*
All executive officers and directors as a group (12 persons)	6,604,838	6.2
Over 5% Stockholders:
AI Day 1 LLC(13)	13,756,908	13.5
Fidelity(14)	12,887,467	12.7
Entities affiliated with Atlas Venture(15)	6,430,257	6.3
RA Capital Management, L.P.(16)	5,755,577	5.7
BlackRock, Inc.(17)	5,126,071	5.1

*	Less than 1%
(1)
Consists of (i) 128,015 shares held directly by Mr. Bender; (ii) 219,406 shares held by The Jeremy Bender 2023 Grantor Retained Annuity Trust; (iii) 197,614 shares held by The Melissa Bender 2023 Grantor Retained Annuity Trust; (iv) 162,762 shares held by The Jeremy Bender 2022 Grantor Retained Annuity Trust, of which Mr. Bender is the trustee; (v) 222,030 shares held by The Melissa Bender 2022 Grantor Retained Annuity Trust, of which Mr. Bender’s spouse is the trustee; (vi) 807,026 shares held by the Bender Revocable Trust dated January 18, 2017, as amended, Jeremy Bender and Melissa C. Bender, Trustees; (vii) 2,031,956 stock options exercisable within 60 days of March 20, 2025; and (viii) 31,686 RSUs that may vest and settle within 60 days of March 20, 2025. Certain of the shares held directly are subject to Day One’s right of repurchase if underlying vesting conditions are not met.

(2)
Consists of (i) 1,034,015 shares held directly by Dr. Blackman; (ii) 1,000,000 shares held by the 2021 Blackman Family Trust LLC, of which Dr. Blackman is the sole manager, and has shared voting and dispositive power with his wife as members; (iii) 394,080 stock options exercisable within 60 days of March 20, 2025; and (iv) 8,687 RSUs that may vest and settle within 60 days of March 20, 2025.

(3)
Consists of (i) 252,638 shares held directly by Mr. York; (ii) 753,236 stock options exercisable within 60 days of March 20, 2025; and (iii) 16,875 RSUs that may vest and settle within 60 days of March 20, 2025. Certain of the shares held directly are subject to Day One’s right of repurchase if underlying vesting conditions are not met.

(4)
Consists of (i) 39,602 shares held directly by Mr. Dubow; (ii) 283,116 stock options exercisable within 60 days of March 20, 2025; and (iii) 12,086 RSUs that may vest and settle within 60 days of March 20, 2025.

(5)
Consists of (i) 72,292 shares held directly by Mr. Josey; and (ii) 160,021 stock options exercisable within 60 days of March 20, 2025. Certain of the shares held directly are subject to the company’s right of repurchase if underlying vesting conditions are not met.

(6)	Consists of (i) 57,310 shares held directly by Ms. Holles; and (ii) 176,140 stock options exercisable within 60 days of March 20, 2025.
(7)
Consists of (i) 40,485 shares held directly by Ms. Ramasastry; and (ii) 183,421 stock options exercisable within 60 days of March 20, 2025. Certain of the shares held directly are subject to the company’s right of repurchase if underlying vesting conditions are not met.

(8)
Consists of 158,840 stock options exercisable within 60 days of March 20, 2025. Mr. Gladstone is a member of Atlas Venture Life Science Advisors, LLC and, as such, disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(9)	Consists of 143,912 stock options exercisable within 60 days of March 20, 2025.
(10)	Consists of 101,040 stock options exercisable within 60 days of March 20, 2025.
(11)	Consists of 59,261 stock options exercisable within 60 days of March 20, 2025.
(12)	Consists of 59,261 stock options exercisable within 60 days of March 20, 2025.
(13)
As reported in a statement on Schedule 13D/A filed with the SEC on August 5, 2024 by AI Day1 LLC (“AI Day1”) and its affiliates and a Form 4 filed on August 5, 2024. Represents (i) 12,929,322 shares held by AI Day1 and (ii) 827,586 shares issuable upon exercise of certain warrants to purchase common stock held by AI Day1 that are exercisable within 60 days of March 20, 2025 and may be deemed to be beneficially owned by Access Industries Holdings LLC (“AIH”), Access Industries Management, LLC (“AIM”) and Len Blavatnik because AIH indirectly controls all of the outstanding voting interests in AI Day 1 LLC, AIM controls AIH and Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIH. The business address and principal executive offices of each of AI Day1, AIH, AIM and Mr. Blavatnik is c/o Access Industries, Inc., 40 West 57th Street, 28th Fl., New York, NY 10019.

(14)
As reported in a statement on Schedule 13G/A filed with the SEC on February 12, 2025 by FMR LLC and its affiliates, and represents 12,887,467 shares of our common stock beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. The business address and principal executive offices of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(15)
As reported in a statement on Schedule 13G/A filed with the SEC on November 14, 2024. Of the total 6,430,257 shares beneficially owned, (i) Atlas Venture Fund XI, L.P. (“Atlas XI”) holds 4,806,826 shares directly, (ii) Atlas Venture Associates XI, L.P. (“AVA XI LP”) holds 62,855 shares directly, (iii) Atlas Venture Opportunity Fund I, L.P. (“AVO I”) holds 793,116 shares directly, (iv) Atlas Venture Associates Opportunity I, L.P. (“AVAO LP”) holds 793 shares directly, and (v) Atlas Venture Opportunity Fund II, L.P (“AVO II”) holds 766,667 shares directly.

Atlas Venture Associates XI, L.P. (“AVA XI LP”) is the general partner of Atlas XI and Atlas Venture Associates XI, LLC (“AVA XI LLC” and together with Atlas XI and AVA XI LP, the “Fund XI Reporting Persons”) is the general partner of AVA XI LP. Each of AVA XI LP and AVA XI LLC has voting and dispositive power over the shares held by Atlas XI. As such, each of the Fund XI Reporting Persons share voting and dispositive power with respect to the shares held by Atlas XI.

Atlas Venture Associates Opportunity I, L.P. (“AVAO LP’) is the general partner of AVO I and Atlas Venture Associates Opportunity I, LLC (“AVAO LLC”) is the general partner of Atlas Venture Associates Opportunity I, L.P. (“AVAO LP”). Each of AVO I, AVAO LP and AVAO LLC has shared voting and dispositive power over the shares held by AVO I. As such, each of the Opportunity Fund Reporting Persons share voting and dispositive power with respect to the shares held by AVO I.

Atlas Venture Associates Opportunity II, L.P. (“AVAO II LP”) is the general partner of AVO II and Atlas Venture Associates Opportunity II, LLC (“AVAO II LLC”) is the general partner of AVAO II LP. Each of AVO II, AVAO II LP and AVAO II LLC has shared voting and dispositive power over the shares held by AVO II. As such, each of the Opportunity Fund II Reporting Persons share voting and dispositive power with respect to the shares held by AVO II.

The business address and principal executive offices of each of Atlas XI, AVO I and AVO II is 300 Technology Square, 8th Floor, Cambridge, MA 02139.
(16)
As reported in a statement on Schedule 13G/A filed with the SEC on February 14, 2025 by RA Capital Management, L.P. (“RA Capital”) and its affiliates. Consists of 5,307,848 shares of common stock held by RA Capital Healthcare Fund, L.P. (the “Fund”) and 447,729 shares of common stock held by RA Capital Nexus Fund, L.P. (the “Nexus Fund”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Nexus Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities of the company held by the Fund and the Nexus Fund. The Fund and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of the common stock of the company held in the Fund and the Nexus Fund. Because the Fund and the Nexus Fund have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, the Fund and the Nexus Fund disclaim beneficial ownership of the securities they hold for purposes of Section 13(d) of the Exchange Act and therefore disclaim any obligation to report ownership of the reported securities under Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Peter Kolchinsky and Mr. Rajeev Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the company beneficially owned by RA Capital. The business address and principal executive offices of the each of RA Capital, the Fund, the Nexus Fund, Dr. Peter Kolchinsky and Mr. Rajeev Shah is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(17)
As reported in a statement on Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”) and its affiliates, and represents 5,126,071 shares of our common stock beneficially owned, or that may be deemed to be beneficially owned, by BlackRock, certain of its subsidiaries and affiliates, and other companies. The business address and principal executive offices of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below:

Name	Age	Position(s)
Jeremy Bender, Ph.D., M.B.A.	53	Chief Executive Officer, President and Director
Charles York II, M.B.A.	48	Chief Operating Officer, Chief Financial Officer
Adam Dubow	58	General Counsel, Chief Compliance Officer and Secretary
Lauren Merendino(1)	50	Chief Commercial Officer

(1)
Lauren Merendino has served as our Chief Commercial Officer since June 2023. In February 2025, she was appointed as “officer” within the meaning of Section 16 of, and Rule 16a 1(f) of the rules promulgated under, the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and “executive officers” of the Company within the meaning of Item 401(b) of Regulation S K, Rule 405 promulgated under the Securities Act of 1933, as amended, and Rule 3b-7 promulgated under the Exchange Act.

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Dr. Bender, please refer to “Proposal No. 1 Election of Directors.”
Charles York joined Day One in 2021. He has over 20 years of experience in corporate finance in public and private enterprises in transactional and strategic capital formation roles, notably, operations, corporate and business development in the biotechnology industry. Previously, Mr. York served as Chief Financial Officer and Head of Corporate Development of Aeglea Biotherapeutics, a biotechnology company specializing in rare metabolic disease, where he led capital formation and allocation, investor relations, and corporate development since September 2015, after joining Aeglea as Vice President, Finance, in July 2014. Before Aeglea, Mr. York held financial management roles in the life science, pharmaceutical and technology industries and began his career at PricewaterhouseCoopers LLP. Charles is a CPA in the state of Arizona and received a B.S. in Accounting from the University of Connecticut and an MBA from the McCombs School of Business at the University of Texas at Austin.
Adam Dubow has served as our General Counsel since October 2022. Prior to joining Day One, Mr. Dubow held various leadership roles at Bristol Myers Squibb, a pharmaceutical company, from 1999-2021, including serving as the Senior Vice President and Chief Compliance and Ethics Officer from June 2018 to December 2021. From 2015 to 2018, Mr. Dubow served as Lead Counsel for the Global Research and Development organization at Bristol Myers Squibb. Prior to this role, he directed the Legal Teams for the Europe, Middle East & Africa, as well as the Asia Pacific and Japan Regions. From August, 1991 to September, 1999, Mr. Dubow was an Associate and then a Partner at Sedgwick LLP (f/k/a Sedgwick, Detert, Moran & Arnold LLP). Mr. Dubow currently serves on the Global Board of the Healthcare Businesswomen’s Association. He received an undergraduate degree from Brandeis University and a J.D. from Fordham University School of Law.
Lauren Merendino has served as our Chief Commercial Officer since June 2023. Prior to joining Day One, Ms. Merendino served as Chief Commercial Officer at Myovant Sciences Ltd., a biotechnology company, from April 2021 to April 2023. Prior to that, Ms. Merendino served in various roles at Genentech Inc., a biopharmaceutical company, from September 2009 to April 2021, including Vice President of Neurological Rare Diseases and Senior Director of Pipeline – Neuroscience, Rare Disease, Pediatrics and Anti-infectives. From June 2023 to March 2025, Ms. Merendino served as the lead independent director at ESSA Pharma Inc., a biopharmaceutical company. Ms. Merendino received a Bachelors of Science in Microbiology from Penn State University and completed her MBA at New York University.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Overview
This Compensation Discussion and Analysis section discusses the principles and practices that guide our executive compensation program. We refer to the following four executive officers as our “named executive officers” (“NEOs”) during the year ended December 31, 2024, each of whose compensation is set forth in the Summary Compensation Table and the other compensation tables included in this Proxy Statement.
•	Jeremy Bender, Ph.D., M.B.A., our Chief Executive Officer and President
•	Charles York, II, M.B.A., our Chief Operating Officer and Chief Financial Officer
•	Samuel Blackman, M.D., Ph.D, our former Co-Founder and Head of Research and Development;(1) and
•	Adam Dubow, our General Counsel, Chief Compliance Officer and Secretary
(1)	Dr. Blackman retired from the Company effective January 3, 2025 and is no longer considered an executive officer of the Company.
Business Highlights
During 2024, we achieved several important business milestones, including but not limited to, the following:

Compensation Highlights
Our executive compensation program aligns with our strategy and with stockholder interests in three significant respects.
Pay is aligned with performance. Direct compensation for the NEOs has three components: salary; an annual cash bonus opportunity tied to performance against prescribed financial, operational, and strategic goals; and equity in the form of a mix of stock options and restricted stock unit awards (“RSUs”), the value of which hinges on sustained stock price performance.
Most compensation is variable and at risk. The vast majority of target total direct compensation for our NEOs depends on either company performance or stock price. Approximately 90% of target compensation for the Chief Executive Officer (“CEO”), and 84% of target compensation for the other NEOs (on average), is variable and at risk.
Compensation packages are competitive. We provide competitive base salaries and meaningful short- and long-term incentive opportunities to support our retention objectives and to tie compensation to Day One’s stock price and achievement of Day One’s financial, strategic, and operational goals.

*	Pay mix is calculated based on incentive pay opportunities at target.
Compensation Philosophy and Objectives
The objective of our compensation program is to enable us to hire, reward, and retain the world-class talent that we need to execute our strategy and successfully pursue our mission of developing new medicines for people with life-threatening diseases. Our short- and long-term incentive compensation programs are tied to performance and stock price because we believe that consistent and strong results should lead to higher compensation.
As we continue to grow, the Compensation Committee of our board of directors (the “Compensation Committee”) will evaluate our compensation philosophy and objectives regularly to confirm that our program continues to appropriately encourage, motivate, and reward our NEOs.

Executive Compensation Practices
Our executive compensation policies and practices reinforce our long-term, performance-based mindset and our belief that our executives should be rewarded for the success they help create. Our key policies and practices are summarized below.

WHAT WE DON'T DO

X	No pension programs	Other than our Section 401(k) plan, which is generally available to all of our employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for any executives, including the NEOs.
X	No tax gross-ups	We do not provide tax reimbursement payments, also known as "gross-ups."
X	No guaranteed incentive compensation	Our annual cash bonuses are tied to company performance and may not pay out at all in a given year. Our stock option awards have value only if our stock price increases after the predetermined grant date.
X	No option repricing or replacements	We do not grant stock options with an exercise price less than the fair market value (the closing market prices on the Nasdaq) of our common stock on the grant date.
X	Grant single trigger entitlements	We do not alter the exercise price of underwater stock options or issue replacement options with a new exercise price absent stockholder approval.
X	Grant single trigger entitlements	We do not grant single trigger change in control benefits.
X	Dividends	We do not pay dividends or dividend equivalents on unvested equity awards.

How We Determine Compensation
Role of the Compensation Committee
Our Compensation Committee acts on behalf of the board of directors in overseeing the compensation arrangements for our executive officers, including our NEOs. This includes reviewing our compensation programs, assessing our compensation risk profile, establishing our compensation peer group, and reviewing our compensation structure and pay mix to ensure alignment with our compensation philosophy and objectives.
Our Compensation Committee reviews the target total direct compensation opportunities for our executive officers, including our NEOs, on at least an annual basis to determine if any adjustments are needed or appropriate.

In reviewing and ultimately approving the compensation of all of our executive officers, the Compensation Committee takes a well-rounded approach that considers a number of factors, including:

These factors provide a framework for decision-making regarding compensation opportunities and final compensation determinations for each NEO. The factors are not assigned specific weights, and no single factor is determinative. Rather, the Compensation Committee members arrive at compensation decisions after considering the relevant factors in light of their individual experience, business judgment, and knowledge of the company, each NEO, and the competitive market.
Role of Company Management and the Chief Executive Officer
In performing its responsibilities, the Compensation Committee consults with members of our management, including our CEO, Chief People Officer, Chief Financial Officer and General Counsel. Management assists our Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. Our Compensation Committee solicits and reviews our CEO’s recommendations and viewpoints with respect to adjustments to salary and incentive opportunities, program structures, and other compensation-related matters for our executive officers, other than with respect to the CEO’s own compensation. Our Compensation Committee considers these recommendations as one factor in determining the compensation of our executive officers, but ultimately is responsible for making all compensation decisions. Our CEO is not present during any deliberations or decision-making regarding his compensation.
Role of the Compensation Consultant
To help it carry out its responsibilities, the Compensation Committee retained Compensia Inc. (“Compensia”), a nationally recognized compensation consulting firm, to serve as its independent compensation consultant. Compensia supports the Compensation Committee in its review and oversight of our executive compensation programs. Compensia does not make specific compensation-related recommendations. Instead, the firm uses competitive market data to provide compensation ranges, taking into consideration our compensation peer group and compensation philosophy, for the Compensation Committee to consider. Representatives from Compensia attend certain Compensation Committee meetings, executive sessions, and preparatory meetings with the Compensation Committee chair and certain members of our management team, as requested by the Compensation Committee. Compensia also advises our Compensation Committee on public disclosures relating to our executive compensation programs.
The Compensation Committee has assessed, and periodically confirms, the necessary criteria and has determined that the engagement of Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to our Compensation Committee and does not provide any non-compensation-related services to the Compensation Committee or Day One.

Use of Market Data
The Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies for purposes of assessing the competitive market positioning of our executive compensation program. This peer group consists primarily of biotechnology companies that are similar to us in terms of location, industry, size, market capitalization, and FDA Phase. The Compensation Committee reviews the peer group at least annually with Compensia to account for any year-over-year changes to our business and the businesses of our peer companies.
In developing the 2024 compensation peer group, in consultation with Compensia, we considered the criteria outlined below to identify comparable U.S.-based publicly traded peer companies. In September 2023 the Compensation Committee reviewed the current peer group constituents with Compensia to ensure continued alignment with our business direction and financial profile. Following this review, the Compensation Committee approved the 2024 peer group shown below.

2024 Peer Group[1]

- Agios Pharmaceuticals*
- Arcutis Biotherapeutics*
- Ardelyx*
- Geron*
- Heron Therapeutics*
- Iovance Biotherapeutics*
- Lexicon Pharmaceuticals*
- Mirum Pharmaceuticals*
- Ocular Theraputics*
- Phathom Pharmaceuticals
- Rhythm Pharmaceuticals *
- Sage Theraputics*
- SpringWorks Therapeutics
- Syndax Pharmaceuticals
- Tarsus Pharmaceuticals*
- TG Therapeutics*
- Theravance Biopharma*
- Travere Theraputics*
- UroGen Pharma*
- Zai Lab*

*Denotes addition for purposes of 2024

Peer Group Criteria

- Companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical to ours;
- Companies with similar executive positions to ours; and
- Public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Peer Group Comparison

The stage of development and size of selected peer companies relative to Day One's for 2024:

Lead Asset FDA Phase
Pending Approval, or Approved/Market

Market Capitalization
Between 0.36x-2.2x (~$450MM-$2.8B)
of our market capitalization at time of evaluation

1
The following companies were removed from the 2023 peer group for purposes of 2024 as they were no longer considered to be comparable per the noted criteria primarily due to the lack of a lead asset either pending approval or approved/marketed: Allogene Therapeutics, Arcus Biosciences, Blueprint Medicines, Celldex Therapeuctics, Deciphera Pharmaceuticals, IDEAYA Biosciences, ImmunoGen, Kura Oncology, Mirati Therapeutics, NGM Biopharmaceuticals, Nuvation Bio, PMV Pharmaceuticals, RAPT Therapeutics, Replimune Group, Revolution Medicines, Xencor and Zentalis Pharmaceuticals.

2024 Executive Compensation Elements
Our executive compensation program consists primarily of the three components described below.

While the Compensation Committee believes this structure is most appropriate for the NEOs at our current stage, as part of its ongoing review of our compensation programs the Compensation Committee will continue to consider whether our incentive structure should change as Day One matures.
Base Salary
Consistent with our long-term oriented philosophy, base salaries represent a small portion of the NEOs’ total direct compensation. In setting base salary amounts, we aim for internal equity among executives in similar roles and with similar performance and tenure. As discussed in “How We Determine Compensation,” we use our annual compensation cycles to adjust salary based on a number of factors, including responsibilities, experience, demonstrated performance, expected future contributions, and applicable market survey and peer data. The 2023 and 2024 base salaries for our NEOs are shown below.

Executive	2023 Salary	2024 Salary
Jeremy Bender	$647,000	$680,000
Charles York, II	$515,000	$541,000
Samuel Blackman(1)	$505,000	$527,000
Adam Dubow	$425,000	$455,000

(1)	Dr. Blackman retired from the Company effective January 3, 2025 and is no longer considered an executive officer of the Company.
Performance-based Annual Cash Bonus
Our annual incentive plan is structured to promote the achievement of specific and measurable company goals, approved by the Compensation Committee at the beginning of the year, including key objectives in four categories:
•	pLGG Program;
•	Finance;
•	Corporate Development; and
•	FIREFLY-1

We use the same metrics to determine annual incentives for all executives to promote an enterprise-wide mindset. The Compensation Committee believes each performance metric is a key driver of our success, but to emphasize our focus on long-term value for stockholders, the goals associated with our pLGG program have a collective weight of 60%.
Target Incentive Opportunities
At the beginning of 2024, the Compensation Committee set the following target bonus opportunities for the NEOs:

Executive	Salary	Target Bonus (% of Salary)	Target Bonus
Jeremy Bender	$680,000	60%	$408,000
Charles York, II	$541,000	45%	$243,000
Samuel Blackman(1)	$527,000	45%	$237,000
Adam Dubow	$455,000	40%	$182,000

(1)	Dr. Blackman retired from the Company effective January 3, 2025 and is no longer considered an executive officer of the Company.
Final payouts for each NEO are determined by multiplying the NEO’s target bonus by 100% of the company performance multiplier fixed by the Compensation Committee at the end of the year based on the Company’s achievement in each of the four categories of objectives with discretionary adjustment based on the NEO’s individual performance.
Performance Metrics and Results
Corporate performance goals include stretch goals to incentivize and motivate accelerated achievement of certain objectives. Recognition of stretch achievements ties executive compensation to Company performance, consistent with our pay for performance compensation philosophy.

In a series of meetings in late November and early December 2024, our Compensation Committee and our board of directors reviewed our 2024 corporate goals, taking into account the weighting for each goal and its determination of an achievement rating with respect to each such goal, as well as additional organizational accomplishments in 2024, and approved, based on the aggregate performance level pursuant to such factors, a company performance multiplier of 123% with respect to each executive’s bonus.
Final Annual Incentive Awards
In recognition of their efforts towards our successful achievement of such goals and milestones, the Compensation Committee approved awarding Mr. Bender, Mr. York, Dr. Blackman and Mr. Dubow their respective individual bonuses for 2024 at approximately 123% of each executive’s individual bonus opportunity, taking into account the determination that we achieved our corporate goals at the 123% level and the individual performance goals at 100% based on the NEO’s individual performance as determined by the CEO (other than himself) and Compensation Committee (for CEO). The 2024 annual bonus payments for the NEOs, which were paid in February 2025, are summarized in the table below.

Executive	Target Bonus ($)	Actual Bonus ($)
Jeremy Bender	$408,000	$501,800
Charles York, II	$243,000	$299,400
Samuel Blackman	$237,000	$291,700
Adam Dubow	$182,000	$223,900

Long-Term Equity Incentive Awards
Our equity awards serve as a long-term retention tool, encouraging executives to remain with Day One and build value over the long term. The NEOs’ equity compensation is delivered in the form of stock options (50%) and RSUs (50%) allocated based on fair value using 30-day trading average as of December 31, 2023 calculated in accordance with ASC 718. The Compensation Committee selected these equity vehicles and allocations to place an equal emphasis on stock options, which it views as inherently performance-based. In making this determination, it also considered that use of these equity vehicles is generally consistent with compensation practices among our peer group. All equity grants are subject to vesting over a 4-year period providing further retentive value.
Target Equity Grants for the Performance Period Beginning in 2024
In January 2024, the Compensation Committee granted the following equity awards to the NEOs, which fell between the 30th and 80th percentiles of our peer group:

Executive	Stock Options (#)	RSUs (#)	Total Target Equity Value(1)
Jeremy Bender	286,000	187,000	$4,871,000
Charles York, II	162,000	106,000	$2,760,000
Samuel Blackman	148,000	97,000	$2,523,000
Adam Dubow	90,000	59,000	$1,535,000

(1)
The number of stock options and RSUs delivered to our NEOs is calculated using the DAWN Nasdaq closing price 30-day trailing average as of December 31, 2023, which differs from the accounting value reported in the Summary Compensation Table.

The exercise price for the stock options is $14.44, the closing price of our common stock on the grant date.
In determining the aggregate number of shares underlying our equity awards, the Compensation Committee considers the dilutive effect of our equity incentive compensation practices and the overall impact that equity awards will have on stockholder value. The Compensation Committee also considered the value of each NEO’s existing equity holdings, including the current economic value and vesting schedules of any unvested equity awards, and the ability of those unvested holdings to satisfy our reward and retention objectives.
Stock Options
The Compensation Committee believes that stock options are effective at motivating executives to pursue our long-term goals because options only have value if our stock price appreciates after the grant date. The options granted in 2024 will vest in equal monthly increments over four years (i.e., 1/48th), beginning in February 2024, so long as the recipient remains in service to Day One, and they will remain exercisable until the tenth anniversary of the grant date. Unvested options will be forfeited if an executive is no longer in service to Day One, but vested options will be exercisable for three months from the date an executive’s service with Day One terminates.
Restricted Stock Units
The Compensation Committee believes that RSUs that vest over several years are effective at retaining talented executives and motivating them to pursue our long-term goals because the value of RSUs is directly tied to our stock price. The RSUs granted in 2024 will vest in equal quarterly increments over four years (i.e., 1/16th), beginning in February 2024, so long as the recipient remains in service to Day One. Each RSU represents a contingent right to receive one share of our common stock following vesting.

Compensation Practices and Policies
Retirement Savings and Health and Welfare Benefits
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We match up to 4% of employees’ contributions to their accounts in the 401(k) plan. Matching contributions are fully vested on the date they are made. We believe that providing a vehicle for tax-deferred retirement savings and making matching contributions adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs.
We do not provide any non-qualified deferred compensation benefits and do not have any defined benefit pension or supplemental executive retirement plans.
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental, and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance.
Perquisites and Other Personal Benefits
We do not view perquisites as important to achieving our compensation objectives. Our NEOs are eligible to participate in our health and welfare benefits on the same basis as all employees. No other perquisites or other personal benefits are provided. In the future, our board of directors or the Compensation Committee may determine that it is necessary or appropriate to provide certain perquisites to one or more NEOs to incentivize or fairly compensate them.
Employment Arrangements
We have entered into offer letters with each of our NEOs. Each offer letter provides for “at will” employment (meaning either Day One or the NEO may terminate the employment relationship at any time with or without cause and with or without notice); sets forth the initial title, base salary, annual incentive opportunity, and equity award for the executive; and summarizes the other terms and conditions applicable to the executive’s employment. Additionally, each of our NEOs has entered into a change in control and severance agreement, described below, and a standard proprietary information and invention assignment agreement.
Severance and Change in Control Benefits
We have entered into change in control and severance agreements with each of our NEOs. These agreements provide for severance benefits in connection with certain qualifying terminations. We believe that providing post-employment compensation arrangements is necessary to achieve our recruitment and retention goals, and to facilitate smooth transitions from Day One when and if appropriate. We have designed our arrangements to provide reasonable continued salary and healthcare coverage in the event of a termination without cause or a resignation for good reason. In addition, we aim to align the NEOs’ interests with those of our stockholders in the event of a change in control of Day One by providing “double-trigger” arrangements that encourage executives to focus on corporate transactions that are in our best interests, regardless of whether those transactions may result in their own job loss. We also condition all severance payments on receipt of a general release of claims to mitigate potential future disputes or litigation arising from an executive’s departure.
For a full description of the terms of these agreements, as well as an estimate of the potential amounts payable under these agreements, see “Potential Payments upon Termination or Change in Control” below.
Insider Trading and Hedging and Pledging Prohibitions
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers, employees, consultants and contractors. Our Insider Trading Policy also provides that we will not transact in any of our own securities unless in compliance with U.S. securities laws. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. The policy prohibits the unauthorized disclosure of any material nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific provisions which bar covered persons from hedging and pledging our securities. Additionally, covered persons are barred from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.
Policies and Practices Related to the Grant of Certain Equity Awards
Our equity awards, including stock options, are granted in connection with our yearly compensation cycle and regularly scheduled meetings of our Compensation Committee. Our Compensation Committee does not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on equity award grant dates.
During fiscal year 2024, (i) none of our named executive officers were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material non-public information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Compensation Recovery Policy
In December 2023, the Compensation Committee adopted a compensation clawback policy (the “Clawback Policy”) in compliance with the final rules promulgated by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Rule 10D-1 and Nasdaq that provides for the recovery of certain incentive-based compensation in the event we are required to restate our financial statements. The Clawback Policy provides that, in the event of the restatement of any financial reporting required under the securities laws or other similar laws or regulations, our board of directors (or applicable committee thereof) will take such actions as necessary to recover the portion of any incentive-based compensation that was granted, earned or vested based wholly or in part on the attainment of a financial reporting measure which was received by the executive officer that was in excess of the amount that he or she would have received had our financial results been calculated under the restated financial statements; provided that such compensation was paid to or awarded to the executive officer, or which vested (or became eligible to vest) during the Clawback Period. “Clawback Period” under the Clawback Policy is defined as the three completed fiscal years immediately prior to the date on which our board of directors or management determine we are required to (or we are otherwise legally directed to) prepare an accounting restatement and any transition period between the last day of our previous fiscal year end and the first day of our new fiscal year (that results from a change in our fiscal year) within or immediately following such three-year period; provided that any transition period between the last day of our previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months will be deemed a completed fiscal year.
Accounting and Tax Considerations
Accounting Considerations
The Compensation Committee considers accounting implications when designing compensation plans and arrangements for our NEOs and other employees.
We follow ASC718 for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.
Tax Considerations
The Compensation Committee generally takes into consideration the tax implications to Day One of our NEO compensation program.
Section 162(m) of the Internal Revenue Code provides that public companies may not take a federal income tax deduction for compensation in excess of $1 million per year paid to certain executives, including current and former NEOs. We believe the Compensation Committee’s ability to provide compensation that is non-deductible allows us to tailor compensation to the needs of our Company and our NEOs and benefits our stockholders.
We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe because of the application of Section 280G, 4999, or 409A of the Internal Revenue Code.

REPORT OF THE COMPENSATION COMMITTEE
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee

Natalie Holles, Chair
William Grossman
Garry Nicholson

Executive Compensation Tables
The following table provides information concerning compensation awarded to, earned by or paid to each of our NEOs for all services rendered in all capacities during the years ended December 31, 2024, 2023 and 2022, respectively.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeremy Bender(5) Chief Executive Officer and President	2024	680,000	2,664,697	2,700,280	501,800	13,800	6,560,577
	2023	647,000	4,086,399	1,779,160	388,200	13,200	6,913,959
	2022	610,000	3,361,436	812,820	290,000	12,200	5,086,456
Charles N. York II Chief Operating Officer and Chief Financial Officer	2024	541,000	1,511,240	1,530,640	299,400	13,800	3,896,080
	2023	515,000	1,943,333	842,760	231,800	13,200	3,546,093
	2022	495,000	1,278,531	313,720	220,000	12,200	2,319,451
Samuel Blackman(6) Co-Founder and Head of Research and Development	2024	527,000	1,381,724	1,400,680	291,700	13,800	3,614,904
	2023	500,000	1,206,462	538,430	227,300	13,200	2,485,392
	2022	470,000	1,143,057	270,940	181,000	12,200	2,077,197
Adam Dubow General Counsel, Chief Compliance Officer and Secretary	2024	455,000	840,954	851,960	223,900	13,800	2,385,614
	2023	425,000	1,509,573	655,840	170,000	13,200	2,773,253

(1)
The amounts reported in the Option Awards column represent the aggregate grant date fair value of the stock options awarded to the NEO during the years ended December 31, 2024, 2023 and 2022, respectively, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the NEO from the awards.

(2)
The amounts reported in the Stock Awards column represents the aggregate grant date fair value of RSU awards granted to the NEO during the years ended December 31, 2024, 2023 and 2022, respectively, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the awards reported in the Stock Awards column are set forth in Note 9 to our audited consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the NEO from the awards.

(3)
Amounts represent cash bonus amounts for fiscal year 2024, 2023 and 2022, as applicable, awarded to our NEOs, which are awarded based on achievement of pre-determined corporate performance goals and individual achievement.

(4)	The amounts reported in the All Other Compensation column represent 401(k) plan matching contributions paid by the Company.
(5)	Dr. Bender is also a member of our board of directors but does not receive any additional compensation in his capacity as a director.
(6)	Dr. Blackman retired from the Company effective January 3, 2025 and is no longer considered an executive officer of the Company.

The following table presents information regarding the grant of plan-based incentive awards to each of our NEOs during the year ended December 31, 2024.
Grants of Plan-Based Awards Table

			Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise price of option awards ($/Share)	Grant date fair value of stock and option awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jeremy Bender	Stock Option Award	1/5/2024	—	—	—	—	286,000	14.44	2,664,697
	Restricted Stock Award	1/5/2024	—	—	—	187,000	—	—	2,700,280
	Performance-based Annual Cash Bonus	—	—	408,000	—	—	—	—	—
Charles N. York II	Stock Option Award	1/5/2024	—	—	—	—	162,000	14.44	1,511,240
	Restricted Stock Award	1/5/2024	—	—	—	106,000	—	—	1,530,640
	Performance-based Annual Cash Bonus	—	—	243,000	—	—	—	—	—
Samuel Blackman(3)	Stock Option Award	1/5/2024	—	—	—	—	148,000	14.44	1,381,724
	Restricted Stock Award	1/5/2024	—	—	—	97,000	—	—	1,400,680
	Performance-based Annual Cash Bonus	—	—	237,000	—	—	—	—	—
Adam Dubow	Stock Option Award	1/5/2024	—	—	—	—	90,000	14.44	840,954
	Restricted Stock Award	1/5/2024	—	—	—	59,000	—	—	851,960
	Performance-based Annual Cash Bonus	—	—	182,000	—	—	—	—	—

(1)
Represents the target performance-based incentive annual cash bonus the NEOs could earn pursuant to the annual short term incentive plan, as described in “Performance-based Annual Cash Bonus” above. The performance-based annual cash bonus incentive plan does not include any threshold or maximum amounts.

(2)
The Stock Option Award and Restricted Stock Award amounts represent the aggregate grant date fair value of the stock options and restricted stock units awarded to the NEOs under our 2021 Equity Incentive Plan during the year ended December 31, 2024 calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the Stock Option Awards are set forth in Note 9 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by the NEO from the awards.

(3)	Dr. Blackman retired from the Company effective January 3, 2025 and is no longer considered an executive officer of the Company.

The following table presents information regarding outstanding equity awards held by each of our NEOs as of December 31, 2024.
Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)(6)
Jeremy Bender	1/5/2024(1)	65,538	220,462	14.44	1/4/2034	—	—
	1/17/2023(1)	116,909	127,091	23.41	1/17/2033	—	—
	1/18/2022(1)	289,477	107,523	14.26	1/18/2032	—	—
	5/26/2021(1)	1,319,968	143,166	16.00	5/26/2031	—	—
	1/5/2024(2)	—	—	—	—	140,252	1,776,993
	1/17/2023(2)	—	—	—	—	38,000	481,460
	1/18/2022(2)	—	—	—	—	14,256	180,624
	4/6/2021(3)	—	—	—	—	27,260	345,384
Charles N. York II	1/5/2024(1)	37,125	124,875	14.44	1/4/2034	—	—
	1/17/2023(1)	55,575	60,425	23.41	1/17/2033	—	—
	1/18/2022(1)	110,102	40,898	14.26	1/18/2032	—	—
	5/26/2021(1)	460,660	37,007	16.00	5/26/2031	—	—
	1/5/2024(2)	—	—	—	—	79,500	1,007,265
	1/17/2023(2)	—	—	—	—	18,000	228,060
	1/18/2022(2)	—	—	—	—	5,500	69,685
	2/2/2021(3)	—	—	—	—	14,066	178,216
Samuel Blackman(7)	1/5/2024(1)	33,913	114,087	14.44	1/4/2034	—	—
	1/17/2023(1)	34,500	37,500	23.41	1/17/2033	—	—
	1/18/2022(1)	98,431	36,569	14.26	1/18/2032	—	—
	5/26/2021(1)	174,160	18,907	16.00	5/26/2031	—	—
	1/5/2024(2)	—	—	—	—	72,752	921,768
	1/17/2023(2)	—	—	—	—	11,504	145,756
	1/18/2022(2)	—	—	—	—	4,756	60,259
	4/6/2021(3)	—	—	—	—	5,144	65,174
Adam Dubow	1/5/2024(1)	20,625	69,375	14.44	1/4/2034	—	—
	1/17/2023(1)	43,125	46,875	23.41	1/17/2033	—	—
	10/31/2022(4)	167,368	141,632	21.14	10/31/2032	—	—
	1/5/2024(2)	—	—	—	—	44,252	560,673
	1/17/2023(2)	—	—	—	—	14,000	177,380
	10/31/2022(5)	—	—	—	—	23,702	300,304

(1)
Reflects option awards: 1/48th of the option award shall vest on each monthly anniversary of the vesting commencement date until the options subject to the option award are fully vested or vesting terminates pursuant to the terms of our 2021 Equity Incentive Plan.

(2)
Reflects shares underlying RSU awards: 1/16th of the shares subject to the RSU shall vest on each February 15, May 15, August 15 and November 15 until the shares subject to the RSU are fully vested or vesting terminates pursuant to the terms of our 2021 Equity Incentive Plan.

(3)
Reflects unvested common stock received by our NEOs upon the conversion of incentive shares awarded to our NEOs prior to our initial public offering pursuant to our Incentive Share Plan (the “Incentive Shares”) in connection with our conversion from a limited liability company.

(4)
Reflects option awards: 1/4th of the option award shall vest on the one-year anniversary of the vesting commencement date and an additional 1/48th shall vest monthly thereafter, until the options subject to the option award are fully vested or vesting terminates pursuant to the terms of our 2022 Equity Inducement Plan.

(5)
Reflects shares underlying RSU awards: 1/4th of the shares subject to the RSU shall vest on November 15, 2023 and an additional 1/16th of the shares subject to the RSU shall vest on each February 15, May 15, August 15 and November 15 thereafter, until the shares subject to the RSU are fully vested or vesting terminates pursuant to the terms of our 2022 Equity Inducement Plan.

(6)
Values in this column are calculated using a price per share of $12.67, the closing price of our common stock on December 31, 2024, the last trading day of the fiscal year, as reported on the Nasdaq Global Market

(7)	Dr. Blackman retired from the Company effective January 3, 2025 and is no longer considered an executive officer of the Company.

The following table provides information on stock options exercised and stock awards vested for each of our NEOs during the year ended December 31, 2024.
2024 Stock Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Jeremy Bender	—	—	443,351	6,621,237
Charles York, II	—	—	125,396	1,809,407
Samuel Blackman(2)	—	—	50,176	738,863
Adam Dubow	—	—	33,596	498,229

(1)
The value realized on vesting is based on the closing price per share of our common stock on the vesting date, multiplied by the number of shares of common stock and restricted stock that vested. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred during 2024

(2)	Dr. Blackman retired from the Company effective January 3, 2025 and is no longer considered an executive officer of the Company.
Potential Payments upon Termination or Change of Control
In May 2021, we adopted arrangements for our executive officers, including our NEOs, that provide for payments and benefits on termination of employment or upon a termination in connection with a change of control (the “Severance Arrangements”).
Under the Severance Arrangements, in the event that Dr. Bender is terminated without “cause” or he resigns for “good reason” outside of the period of three months before or 12 months after a “change of control,” he will be entitled to (i) an amount equal to 12 months of his base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum, (ii) to the extent Dr. Bender timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the full amount of his premium payments for such continued coverage for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that he becomes eligible for coverage under another employer’s plans, and (iii) vesting acceleration of his equity awards (including any unvested shares issued upon conversion of any profits interests and excluding any performance-based equity awards) in an amount equal to an additional 12 months of vesting credit. Notwithstanding the foregoing, all such benefits shall be limited to an amount that is not greater than the period of the applicable executive officer’s service to us (e.g., an executive officer who has only been in service to us for two months shall only receive two months of severance, COBRA, and vesting acceleration). Further, in the event that such termination of employment is without “cause” or is due to a resignation for “good reason,” that occurs within three months before or 12 months following a “change of control” of the company, then (i) the amount payable as severance shall be increased to 24 months of Dr. Bender’s base salary at the rate in effect immediately prior to such termination plus 200% of his then-current annual target bonus opportunity, payable in a cash lump-sum, (ii) the period of continued benefit coverage shall be increased to a period of 24 months following the termination date (or, if earlier, until the date that he becomes eligible for coverage under another employer’s plans), and (iii) the vesting acceleration of all equity awards shall be increased to 100% vesting acceleration of each of his then-outstanding equity awards (provided that performance-based awards shall accelerate at the greater of target levels or actual achievement). All such payments and benefits (whether with or apart from a change of control) will be subject to Dr. Bender’s execution of a general release of claims against us.
In the event that either Mr. York or Mr. Dubow is terminated without “cause” or he resigns for “good reason” outside of the period of three months before or 12 months after a “change of control,” he will be entitled to (i) an amount equal to nine months of his base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum, (ii) to the extent Mr. York or Mr. Dubow timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the full amount of their premium payments for such continued coverage for a period ending on the earlier of (x) nine months following the termination date and (y) the date that he becomes eligible for coverage under another employer’s plans, and (iii) vesting acceleration of his equity awards (including any unvested shares issued upon conversion of any profits interests and excluding any performance-based equity awards) in an amount equal to an additional nine months of vesting credit. Notwithstanding the foregoing, all such benefits shall be limited to an amount that is not greater than the period of the applicable executive officer’s service to us (e.g., an executive officer who has only been in service to us for two months shall only receive two months of severance, COBRA, and vesting acceleration). Further, in the event that such termination of employment is without “cause” or is due to a resignation for “good reason,” that occurs within three months before or 12 months following a “change of control” of the company, then (i) the amount payable as severance shall be increased to 18 months of Mr. York’s or Mr. Dubow’s base salary at the rate in effect immediately prior to such termination plus 150% of his then-current annual target bonus opportunity, payable in a cash lump-sum, (ii) the period of continued benefit coverage shall be increased to a period of 18 months following the termination date (or, if earlier, until the date that he becomes eligible for coverage under another employer’s plans), and (iii) the vesting acceleration of all equity awards shall be increased to 100% vesting acceleration of each of his then-outstanding equity awards (provided that performance-based awards shall accelerate at the greater of target levels or actual achievement). All such payments and benefits (whether with or apart from a change of control) will be subject to Mr. York’s or Mr. Dubow’s execution of a general release of claims against us.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs in accordance with the Severance Arrangements in effect on December 31, 2024. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2024, and the price per share of our common stock is $12.67, the closing price on the Nasdaq Global Market as of December 31, 2024, the last business day in the year ended December 31, 2024. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Qualifying Termination of Employment - No Change-of-Control				Qualifying Termination of Employment - Change-of-Control
Name	Cash Severance Payment ($)(1)	Medical Benefits Continuation ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total	Cash Severance Payment ($)(4)	Medical Benefits Continuation ($)(5)	Accelerated Vesting of Equity Awards ($)(3)	Total
Jeremy Bender	680,000	43,105	1,359,035	2,082,140	2,244,000	86,211	2,784,461	5,114,671
Charles N. York II	405,750	23,044	567,819	996,613	1,176,675	46,089	1,483,226	2,705,990
Samuel Blackman(6)	—	—	—	—	—	—	—	—
Adam Dubow(7)	341,250	—	319,259	660,509	989,625	—	1,038,357	2,027,982

(1)	The cash severance payment amount was determined based on the base salaries in effect on December 31, 2024.
(2)	Represents nine months (or in the case of Mr. Bender, 12 months) of cash payments equal to the monthly employer COBRA payments for continuation of health insurance.
(3)
The value of option acceleration is based on the number of shares of common stock associated with the vested and unexercised and the unvested portion of the awards that accelerate multiplied by the difference between $12.67 and the per share exercise price of the stock options. The value of common stock and RSU acceleration is based on the number of shares of common stock associated with the unvested portion the awards that accelerate multiplied by $12.67.

(4)	The cash severance payment amount was determined based on the base salaries and bonus opportunities in effect on December 31, 2024.
(5)	Represents 18 months (or in the case of Mr. Bender, 24 months) of cash payments equal to the monthly employer COBRA payments for continuation of health insurance.
(6)
Dr. Blackman retired from his position as Head of Research & Development of the Company effective January 3, 2025. Upon his retirement, pursuant to the terms of Mr. Blackman’s Change in Control and Severance Agreement, Mr. Blackman did not receive any severance-related payments.

(7)	Mr. Dubow has elected to not participate in the Company’s medical benefits.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the “PvP Rules”), we are providing tabular compensation and performance disclosure for our fiscal years 2021, 2022, 2023, and 2024 and additional disclosure relative to the relationship between the “Compensation Actually Paid” (“CAP”) set forth in the Pay versus Performance Table and between the Company’s and the Peer Group TSR, in each case over four years. We did not use any financial performance measure to link “compensation actually paid” to our NEOs to our Company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a Company-Selected Measure in the table below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis” section above.
In the below Pay versus Performance Table, we provide information about compensation of our NEOs for each of the last four fiscal years (the “Covered Years”). Although the PvP Rules require us to disclose “compensation actually paid,” these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PvP Rules, including adjusted values to unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price performance.

	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid For PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid for Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($)
Year(1)					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2024	6,560,577	4,740,154	3,298,866	2,545,320	49	93	(95,496,000)
2023	6,913,959	(9,653,551)	2,934,914	(945,110)	56	94	(188,917,000)
2022	5,086,456	12,585,855	2,198,324	3,989,344	83	90	(142,181,000)
2021	19,761,110	22,201,175	5,427,365	7,770,283	65	100	(72,754,000)

(1)
Jeremy Bender served as the Company’s Principal Executive (our “PEO”) for the entirety of fiscal years 2021, 2022, 2023, and 2024. The Company’s other non-PEO NEOs for the indicated fiscal years were as follows:

−	2024: Charles York, II, Samuel Blackman, and Adam Dubow
−	2023: Charles York, II, Samuel Blackman, and Adam Dubow
−	2021 and 2022: Charles York, II and Samuel Blackman
(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the non-PEO NEOs in the indicated year for such years.

(3)
Amounts reported in these columns represent the compensation actually paid to our PEO for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the tables below:

		2021 ($)	2022 ($)	2023 ($)	2024 ($)
	Summary Compensation Table - Total Compensation(a)	19,761,110	5,086,456	6,913,959	6,560,577
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year(b)	18,924,289	4,174,256	5,865,559	5,364,977
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year(c)	21,251,082	5,759,191	2,317,141	3,460,341
+/-	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years(d)	—	7,488,830	(7,618,215)	(988,072)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	113,272	1,315,382	721,743	1,305,626
+/-	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	—	(2,889,748)	(6,122,619)	(233,340)

		2021 ($)	2022 ($)	2023 ($)	2024 ($)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Applicable Fiscal Year(g)	—	—	—	—
=	Compensation Actually Paid	22,201,175	12,585,855	(9,653,551)	4,740,154

Equity award values are calculated in accordance with ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant of such equity awards.
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table granted to the PEO during the indicated fiscal year, computed in accordance with ASC 718.

(c)
Represents the aggregate fair value as of the applicable fiscal year-end of the PEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with ASC 718.

(d)
Represents the aggregate change in fair value during the applicable fiscal year of the outstanding and unvested stock awards and option awards held by the PEO as of the last day of the applicable fiscal year (from the end of the prior fiscal year), computed in accordance with ASC 718.

(e)
Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the PEO and vested during the same applicable fiscal year, computed in accordance with ASC 718.

(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the PEO that was granted in a prior fiscal year and which vested during the applicable fiscal year, computed in accordance with ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of the PEOs stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions during the applicable fiscal year, computed in accordance with ASC 718.

(4)
Amounts reported in this column represent the compensation actually paid to the non-PEO NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

		2021 ($)	2022 ($)	2023 ($)	2024 ($)
	Summary Compensation Table- Total Compensation(a)	5,427,365	2,198,324	2,934,914	3,298,866
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year(b)	4,756,410	1,503,124	2,232,014	2,505,733
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year(c)	7,099,328	2,074,024	881,521	1,614,676
+/-	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years(d)	—	1,321,669	(1,730,931)	(374,055)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	—	473,622	274,593	609,252
+/-	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	—	(575,172)	(1,073,193)	(97,685)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Applicable Fiscal Year(g)	—	—	—	—
=	Compensation Actually Paid	7,770,283	3,989,344	(945,110)	2,545,320

Please see footnote 1 for the non-PEO NEOs included in the average for each indicated fiscal year. Equity Award values are calculated in accordance with ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(a)	Represents the average “Total Compensation” as reported in the Summary Compensation Table for the non-PEO NEOs (as a group) in the applicable fiscal year.
(b)
Represents the average of the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table granted to our non-PEO NEOs (as a group) during the applicable fiscal year, computed in accordance with ASC 718.

(c)
Represents the average aggregate fair value as of the applicable fiscal year-end of our non-PEO NEOs’ (as a group) outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with ASC 718.

(d)
Represents the average aggregate change in fair value during the applicable fiscal year of the outstanding and unvested stock awards and option awards held by our non-PEO NEOs (as a group) as of the last day of the applicable fiscal year, computed in accordance with ASC 718.

(e)
Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to our non-PEO NEOs (as a group) and vested during the same applicable fiscal year, computed in accordance with ASC 718.

(f)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by our non-PEO NEOs (as a group) that was granted in a prior fiscal year and which vested during the applicable fiscal year, computed in accordance with ASC 718.

(g)
Represents the average aggregate fair value as of the last day of the prior fiscal year of our non-PEO NEOs’ (as a group) stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the applicable fiscal year, computed in accordance with ASC 718.

(5)
Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on May 27, 2021, using the closing stock price on that date. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)	The TSR Peer Group is the Nasdaq Biotechnology Index (NBI). This calculation assumes that $100 was invested in this index on May 27, 2021 (aligned with the period used in footnote #5 above).
Relationship Between Pay and Performance
“Compensation Actually Paid,” as calculated per Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals.
Because CAP does not reflect the actual amount earned by our NEOs on their equity compensation, we do not use this measure for understanding how NEO pay aligns with our company performance. For a discussion of how our compensation committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see the “Compensation Discussion and Analysis” section above.
Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and non-PEO NEOs for our fiscal years 2021, 2022, 2023, and 2024 to (1) TSR of both our common stock and the Nasdaq Biotechnology Index (NBI) and (2) our net income (loss).

Tabular List of Financial Performance Measures
Given the current life-cycle stage of our Company, specific financial measures do not feature meaningfully in our incentive plan design, which focuses on clinical, regulatory and commercial advancement, business development and overall financial position, as described in the section titled “Compensation Discussion & Analysis.” For the fiscal year ended December 31, 2024, there were no financial performance measures used to link CAP paid to our NEOs to company performance and therefore, no company-selected measure is reported.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and provide information regarding the relationship between the annual total compensation of our CEO, and the median annual total compensation of our employees (other than our CEO) for the year ended December 31, 2024.
Measurement Date
We identified the median employee using our employee population on December 31, 2024 (including all employees, whether employed on a full-time or part-time basis).
Consistently Applied Compensation Measure
Under the SEC rules, we are required to identify the median employee by use of a “consistently applied compensation measure”, or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating for each employee as of December 31, 2024:(1) annual base pay, (2) annual target cash incentive opportunity, (3) the fair market value for equity awards granted during the fiscal year ended December 31, 2024 (as determined at the grant date), and (4) any other items of compensation earned by, or paid to, such employee during 2024 (e.g. retention bonus, spot bonus, 401K match). For employees who joined the Company during 2024, we annualized their compensation values for base pay and annual performance-based cash incentive where applicable.

Methodology and Pay Ratio
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s annual total direct compensation in accordance with the requirements of the Summary Compensation Table.
Our median employee compensation in 2024 as calculated using Summary Compensation Table requirements was $389,481. Our Chief Executive Officer’s compensation in 2024, as reported in the Summary Compensation Table, was $6,560,577. Therefore, our CEO Pay Ratio for 2024 is approximately 17:1.
We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. This information is being provided for compliance purposes, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither our compensation committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.
Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.
Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions in our restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our restated certificate of incorporation, amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon vesting and exercise of outstanding securities (#)	Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (#)
Equity compensation plans approved by security holders	13,651,301(2)	16.38	5,260,151(3)
Equity compensation plans not approved by security holders(4)	332,702	21.14	643,600
Total	13,984,003		5,903,751

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Excludes purchase rights accruing under the 2021 Employee Stock Purchase Plan (“2021 ESPP”).
(3)
As of December 31, 2024, there were 2,838,406 shares of common stock available for issuance under the 2021 EIP. The number of shares reserved for issuance under our 2021 EIP increased automatically by 5,131,836 on January 1, 2025 and will increase automatically on the first day of January of each of 2023 through 2031 by the number of shares equal to five percent (5%) of the total number of outstanding shares of all classes of the company’s common stock plus the total number of shares of the company’s common stock issuable upon conversion of any preferred stock or exercise of any pre-funded warrants outstanding on each December 31 immediately prior to the date of increase or a lower number approved by our board of directors. As of December 31, 2024, there were 2,421,745 shares of common stock available for issuance under the 2021 ESPP. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 1,026,367 shares on January 1, 2025 and will increase automatically on the first day of January of each year during the term of the 2021 ESPP by the number of shares equal to 1% of the total outstanding shares of our common stock plus the total number of shares of the company’s common stock issuable upon conversion of any preferred stock or exercise of any pre-funded warrants as of the immediately preceding December 31 or a lower number approved by our board of directors.

(4)	Represents shares subject to our 2022 Equity Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Except for the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 Election of Directors-Director Compensation,” respectively, since January 1, 2024, there have been no transactions or series of similar transactions, and there are currently no proposed transactions, to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
July 2024 Private Placement
On July 30, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which we agreed to sell and issue to the Investors in a private placement (the “Private Placement”) an aggregate of (i) 10,551,718 shares (the “Shares”) of our common stock at a purchase price of $14.50 per share and (ii) 1,517,241 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,517,241 shares of Common Stock (the “Warrant Shares” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) at a purchase price of $14.4999 per Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.0001 per Warrant Share. We received net proceeds of $166.5 million, after deducting placement agent fees, offering costs and other expenses, of which $145.6 million was allocated to the common stock and $20.9 million was allocated to the Pre-Funded Warrants.
In the Private Placement, we sold and issued to AI Day1 LLC Pre-Funded Warrants to purchase up to 827,586 shares of our common stock. Daniel Becker, who serves as Managing Director at Access Biotechnology, the biopharmaceutical investing arm of Access Industries, Inc. and an affiliate of AI Day1 LLC, served as a member of our board of directors from December 2019 through May 23, 2024. Prior to the Private Placement, AI Day1 LLC owned 14.7% of our common stock.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation-Limitation on Liability and Indemnification Matters.”
Review, Approval or Ratification of Transactions with Related Parties
Our written related persons transactions policy provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy further provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee (or the committee composed solely of independent directors, if applicable) for review, consideration and approval. In approving or rejecting any such proposal, our audit committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the audit committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Day One Biopharmaceuticals, Inc., 1800 Sierra Point Parkway, Suite 200, Brisbane, CA 94005.
To be timely for our 2026 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 17, 2026 and not later than 5:00 p.m. Eastern Time on March 19, 2026. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
To comply with our amended and restated bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 annual meeting of stockholders must ensure that our Secretary receives written notice that sets forth all information required by our amended and restated bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2026 annual meeting of stockholders must be received by us not later than December 12, 2025 in order to be considered for inclusion in our proxy materials for that meeting.
Available Information
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Day One Biopharmaceuticals, Inc.
1800 Sierra Point Parkway
Suite 200
Brisbane, California 94005
Attn: Secretary
The Annual Report is also available on our website located at https://ir.dayonebio.com under “SEC Filings” in the “Financials Information” section.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, LLC, or you are in possession of stock certificates): visit https://equiniti.com/us/ast-access/individuals/ and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Equiniti Trust Company, LLC, our transfer agent, by phone at (800) 937-5449 or (718) 921-8124, or visit https://equiniti.com/us/ast-access/individuals and select GET HELP with questions about electronic delivery.
“Householding”-Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice. A single Notice and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, annual report and other proxy materials, you may write our Secretary at 1800 Sierra Point Parkway, Suite 200, Brisbane, California 94005 telephone number +1 (650) 484-0899.
Any stockholders who share the same address and receive multiple copies of our Notice or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 1, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DAWN2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 1, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65664-P27719 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DAY ONE BIOPHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Natalie Holles
02) Garry Nicholson

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

V65665-P27719

DAY ONE BIOPHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2025 10:00 A.M. PACIFIC TIME

The stockholder(s) hereby appoint(s) Jeremy Bender, Adam Dubow and Charles N. York II, or any of them, as attorneys and proxies, each with the full power of substitution, to represent and vote on behalf of the undersigned all of the shares of common stock of Day One Biopharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on Monday, June 2, 2025, by virtual meeting via live webcast, and any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side